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EXHIBIT (23)


KPMG Peat Marwick LLP





The Board of Directors First of America Bank Corporation:

We consent to incorporation by reference in the registration statements of Form S-3 (Registration Statement Number 33-49813), Forrn S-3 (Registration statement Number 3365378), Form S-8 (Registration Statement Number 33-46297), Form S-8 (Registration Statement Number 33-38891), Form S-8 (Registration Number 33-57851), and Forrn S-8 (Registration Statement Number 333-14645), of First of America Bank Corporation of our report dated January 14, 1997, relating to the consolidated balance sheets of First of America Bank Corporation and its subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form IO-K of First of America Bank Corporation.



                              /S/ KPMG Peat Marwick LLP


February 21, 1997 Chicago, Illinois